UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2007

Sea Containers Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-7560	98-0038412
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

22 Victoria Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 441-295-2244

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  Other Events

As previously disclosed, the United Kingdom government Pensions Regulator (which regulates employment-based pension plans in the UK and aims to protect the benefits of members of UK pension plans) has issued notices to the Company on October 19, 2006 warning that the Regulator is considering exercising its powers to issue financial support directions (“FSDs”) to the Company under relevant UK pensions legislation, in respect of the Sea Containers 1983 Pension Scheme (the “1983 Scheme”) and the Sea Containers 1990 Pension Scheme (the “1990 Scheme”) (together the “Schemes”). These are multi-employer defined benefit pension plans of Sea Containers Services Ltd., a UK subsidiary of the Company.

The Company responded briefly to the original warning notices, submitting that it would not be reasonable to issue FSDs, and actively engaged with the Pensions Regulator to persuade it of this. However, the Pensions Regulator reissued the warning notice on April 26, 2007. A response was submitted that it would not be reasonable under the circumstances for the Pensions Regulator to issue FSDs. On June 15, 2007 the Determinations Panel of the Pensions Regulator determined to issue FSDs to the Company in respect of the 1983 Scheme and the 1990 Scheme. The FSDs will be issued on July 13, 2007 unless the Company appeals the determinations, which it is currently considering.

The FSDs will require the Company to put in place financial arrangements whereby it is liable for the part of the pension scheme deficit which relates to Sea Containers Services Limited. In the case of the 1983 Scheme, as of June 8, 2006 (the date of the most recent estimate), the estimated claim was (pound)73.6 million (approximately $146.9 million); in  the case of the 1990 Scheme, as of March 31, 2006 (the date of the most recent estimate), the estimated claim was (pound)17.6 million (approximately $35.1 million).

Any financial arrangements put in place will need the approval of the U.S. bankruptcy court.  The arrangements will not give the Schemes a priority claim at the level of the Company but will in fact be claims ranked pari passu with other unsecured creditors of the Company.

The Determination Notices, dated June 15, 2007, for the Schemes (the “Notices”) and the Reasons of the Determinations Panel of the Pensions Regulator in relation to the Notices, dated June 25, 2007, may be found on the Pensions Regulator’s website at www.thepensionregulator.gov.uk.  This website is for reference purposes only, and any information on this website is not incorporated herein by reference.  The Company has no control over or responsibility for the contents of the website.

ITEM 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Press release issued June 18, 2007.

The information contained in this Current Report is furnished under Item 8.01 Other Events and Item 9.01 Financial Statements and Exhibits and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in the filing. The registrant is a foreign private issuer and, therefore, is exempt from Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEA CONTAINERS LTD.

	By:	/s/ ROBERT MACKENZIE
Name: Robert MacKenzie
Title: President and Chief Executive Officer

Date: June 29, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued June 18, 2007.